UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

RESOLUTE FOREST PRODUCTS INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada	H3C 2M1
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Resolute Forest Products Inc. (the “Company”) hereby amends and supplements its current report on Form 8-K (the “Original 8-K”) filed with the Securities and Exchange Commission on June 21, 2012.

ITEM 2.05	Costs Associated with Exit or Disposal Activities

As reported in the Original 8-K, the Mersey newsprint mill located in Brooklyn, Nova Scotia, has been indefinitely idled. The Company operates the mill, which is owned by Bowater Mersey Paper Company Limited, a 51% Company subsidiary. As a result of the idling, the Company will incur expenses and record a non-cash asset impairment charge that could not be reasonably estimated at the time of the Original 8-K.

The Company now estimates that it will incur, on an accounting basis, a charge of approximately $18 million for severance and other termination benefits and approximately $77 million of asset impairment charges to reduce the carrying value of the mill assets. Total future cash expenditures associated with these items are expected to be approximately $17 million, $10 million of which will be incurred in the third quarter of 2012.

After adjusting for minority interests, the severance and other termination benefits are estimated to be $9 million and the asset impairment charges are estimated to be $39 million. Future cash expenditures, after minority interests, would be approximately $5 million in the third quarter and $4 million thereafter.

Cautionary Statements Regarding Forward-looking Information

Statements in this current report that are not reported financial results or other historical information of Resolute Forest Products Inc. are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may be identified by the use of forward-looking terminology such as the words “should”, “would”, “could”, “will”, “may”, “expect”, “estimate”, “believe”, “anticipate”, “attempt”, “project” and other terms with similar meaning indicating possible future events or potential impact on Resolute’s business or shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause Resolute’s actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this press release include, but are not limited to: the scope, value, timing and treatment of any sale transaction(s) for assets associated with the Mersey facility, and all other potential risks and uncertainties set forth under the heading “Risk Factors” in Part I, Item 1A of Resolute’s annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC and Resolute’s other filings with the Canadian securities regulatory authorities.

All forward-looking statements in this current report are expressly qualified by the cautionary statements contained or referred to above and in Resolute’s other filings with the SEC and the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 2.06	Material Impairments

The information contained in item 2.05 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President, Corporate Affairs and Chief Legal Officer

Dated: July 30, 2012